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                                                                     EXHIBIT 8.1

                                         September 3, 2003



Textron Financial Corporation
Textron Financial Canada Funding Corp.
40 Westminster Street
Providence, RI  02903

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by Textron Financial Corporation, a Delaware corporation (the "Company") and Textron Financial Canada Funding Corp., an unlimited liability company organized under the laws of the Province of Nova Scotia ("Textron Canada Funding") with the Securities and Exchange Commission (the "Commission") on September __, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) senior debt securities of the Company (the "TFC Debt Securities"), (ii) senior debt securities of Textron Canada Funding (the "Textron Canada Debt Securities", and together with the TFC Debt Securities, the "Debt Securities") and (iii) guarantees by the Company of the Textron Canada Debt Securities (the "Guarantees", and together with the Debt Securities, collectively, the "Securities") having a public offering price of up to an aggregate of U.S.$4,000,000,000 (or the equivalent thereof if any of the securities are denominated in a foreign currency or a foreign currency unit) pursuant to an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the two Forms of Prospectus (together, the "Forms of Prospectus") and in the two Forms of Prospectus Supplement (together, the "Forms of Prospectus Supplement") for an offering of Medium-Term Notes, Series E to be issued by the Company and Medium-Term Note, Series E-CAD to be issued by Textron Canada Funding and fully and unconditionally guaranteed by the Company filed as part of the Registration Statement.

         We hereby confirm that, although the discussion set forth under the heading "Certain United States Federal Income Tax Considerations" in the Forms of Prospectus Supplement does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We hereby consent to the use of our name under the headings "Legal Opinions" in the Forms of Prospectus and "Validity of the Notes" in the Forms of Prospectus Supplement and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure under the heading "Certain United


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States Federal Income Tax Considerations" set forth in each Form of Prospectus
Supplement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                            Very truly yours,

                                            /s/ Edwards & Angell, LLP
                                            EDWARDS & ANGELL, LLP


























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